Exhibit 5.1

[Snell & Wilmer L.L.P. Letterhead]

September 7, 2023

Avid Bioservices, Inc.
14191 Myford Road
Tustin, California 92780

Ladies and Gentlemen:

We have acted as counsel to Avid Bioservices, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act by the Company of $15,000,000 of deferred compensation obligations (the “Obligations”) under the Avid Bioservices, Inc. Deferred Compensation Plan, effective July 7, 2023 (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

A.	the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

B.	the Company’s Restated Certificate of Incorporation (the “Charter”), as amended by the Company’s Certificate of Amendment to Restated Certificate of Incorporation and as certified pursuant to the Officer’s Certificate (as defined below);

C.	the Company’s Amended and Restated Bylaws (the “Bylaws”), as currently in effect and as certified pursuant to the Officer’s Certificate;

D.	an executed copy of a certificate of Mark Ziebell, Vice President, General Counsel and Corporate Secretary of the Company, dated as of a recent date (the “Officer’s Certificate”);

E.	the Plan, as currently in effect and as certified pursuant to the Officer’s Certificate;

F.	a copy of the resolutions of the board of directors of the Company, relating to, among other matters, the authorization of the Plan and the registration of the Obligations, as certified pursuant to the Officer’s Certificate; and

G.	such other documents we deemed necessary in order to issue the opinions below, subject to the assumptions, limitations and qualifications stated herein.

In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and all compensation underlying the Obligations will be authorized by the Board of Directors of the Company, a duly authorized committee thereof or a duly authorized officer of the Company in accordance with the Charter and the Bylaws. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Based on such examination, we are of the opinion that the Obligations, upon the Plan participant’s execution and delivery of his or her election to defer compensation in accordance with the terms of the Plan, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Avid Bioservices, Inc.

September 7, 2023

Our opinion herein is qualified as to:

(a)	limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)	rights to indemnification, exculpation and contribution, which may be limited by applicable law or equitable principles;

(c)	general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(d)	any waiver of stay, extension or usury laws or of unknown future rights; and

(e)	any purported fraudulent transfer “savings” clause.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention (even though the change may affect the legal conclusions stated in this opinion letter).

Very truly yours, /s/ Snell & Wilmer L.L.P.